                                                                 EXHIBIT 10.28


UNITED STATES OF AMERICA           *     SOME OR ALL OF THE SECURED
                                   *     INDEBTEDNESS (AS DEFINED HEREIN
STATE OF NEW YORK                  *     BEAR INTEREST AT VARIABLE
                                   *     RATES.
COUNTY OF NEW YORK                 *             ACT OF MORTGAGE
                                   *                   AND
STATE OF LOUISIANA                 *          COLLATERAL ASSIGNMENT
                                   *                    BY
PARISH OF ORLEANS                  *        JAZZ CASINO COMPANY, L.L.C.
                                   *                IN FAVOR OF
                                   *           THE BANK OF NEW YORK,
                                   *            AS COLLATERAL AGENT
                                   *         FOR THE PRESENT AND FUTURE
                                   *                  HOLDERS
                                   *        OF THE SECURED INDEBTEDNESS
*     *     *     *     *     *    *

         BE IT KNOWN, that on this 29th day of October, 1998, effective as of the Plan Effective Date (as defined below);

         BEFORE ME, the undersigned, Notary Public in and for the State of Louisiana, Parish of Orleans, and in the presence of the undersigned competent witnesses;

         PERSONALLY CAME AND APPEARED:

         JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company (TIN: 72-1429291), whose registered office in the State of Louisiana is located at 512 South Peters, New Orleans, Louisiana 70130, and whose mailing address is 512 South Peters, New Orleans, Louisiana 70130, appearing herein by and through
L. Camille Fowler, a duly authorized officer thereof pursuant to a resolution of its sole member, JCC Holding Company, a Delaware corporation, a certified extract of which is attached hereto ("Mortgagor"); and

         AND BE IT KNOWN, that on this 29th day of October, 1998, effective as of the Plan Effective Date (as defined below);

         BEFORE ME, the second undersigned, Notary Public in and for the State of Louisiana, Parish of Orleans, and in the presence of the undersigned competent witnesses;

PERSONALLY CAME AND APPEARED:

         THE BANK OF NEW YORK (TIN:13-5160382), not in its individual capacity but solely as Collateral Agent for the present and future holders of the Secured Indebtedness (as defined below), whose mailing address is 10161 Centurion Parkway, Jacksonville, Florida 32256, appearing herein by and through a duly authorized representative thereof ("Mortgagee");

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AND MORTGAGOR AND MORTGAGEE DECLARED THAT:

         Definitions: The following terms shall have the following meanings when used herein. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Intercreditor Agreement.

         "Administrative Agent" means Bankers Trust Company, in its capacity as Administrative Agent for the Banks and other lenders under and from time to time signatory to the Credit Agreement (together with any successor Administrative Agent).

         "Advances" means all advances made by Mortgagee for the protection of the interests of Mortgagee in the Property and the rights and privileges of Mortgagee hereunder, including any advances identified as "Advances" under this Mortgage, and shall include all interest payable with respect thereto as set forth in this Mortgage. Advances under this Mortgage shall include protective advances that may be made, to the extent permitted by the Intercreditor Agreement, by any Secured Creditor under any Shared Security Document or any separate security agreements executed pursuant to any Shared Security Document, and affecting any portion of the Property.

         "Assigned Leases" shall have the meaning assigned in Granting Clause
(g)(vi) hereof.

         "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq.

         "Banks" shall have the meaning set forth in the Intercreditor Agreement.

         "Casino Ground Lease" means that certain Lease Agreement by and between Landlord, as lessor, and Celebration Park Casino, Inc. (n/k/a Grand Palais Casino, Inc.), as lessee, dated as of April 27, 1993, recorded on April 27, 1993 in the conveyance records of the Parish of Orleans at Notarial Archives No. 93-018036 as Conveyance Office Instrument No. 68200, as assigned to HJC by Assignment and Assumption of Sublease, dated as of March 15, 1994, filed March 16, 1994 under Notarial Archives No. 94- 13862, as Conveyance Instrument No. 83931, and as amended by Amended Lease Agreement, dated as of March 15, 1994, recorded on March 16, 1994 in the conveyance records of the Parish of Orleans at Notarial Archives No. 94-13887 as Conveyance Office Instrument No. 83942, as amended by Amendment to Lease Agreement, dated as of October 5, 1994, recorded on October 6, 1994 in the conveyance records of the Parish of Orleans at Notarial Archives No. 94- 46778 as Conveyance Office Instrument No. 94519, and as amended and restated in that certain Amended and Restated Lease Agreement among Landlord, Mortgagor and the City of New Orleans, as intervenor, dated October 29, 1998 and recorded in the conveyance records of the Parish of Orleans at Notarial Archives No. 98-50458 as Conveyance Office Instrument No. 168130, as the same may be assigned, amended, modified, restated or supplemented from time to time, constituting a sublease of the Casino Premises in connection with a ground lease created by the City Lease.

         "Casino Operating Contract" means that certain Amended and Renegotiated Casino Operating Contract among HJC, Mortgagor and the State of Louisiana by and through the LGCB, dated October 29, 1998, as the same may be amended, modified, restated or supplemented from time to time.

         "Casino Premises" shall have the meaning assigned in Granting Clause (a) hereof.

         "City Lease" means that certain Lease Agreement by and between the City of New Orleans, as lessor, and Landlord, as lessee, dated April 27, 1993 and recorded on April 27, 1993 in the conveyance records of the Parish of Orleans under Notarial Archives No. 93-18035 as Conveyance Office Instrument No. 68199, as amended and restated by that certain Amended and Restated Lease Agreement, dated March 15, 1994 and recorded on March 16, 1994 in the conveyance records of the Parish of Orleans under Notarial Archives No. 94-13885 as Conveyance Office Instrument No. 83940, and as further amended by that certain First Amendment to Amended and Restated Lease Agreement, dated October 29, 1998 and recorded in the conveyance records of the Parish of Orleans under Notarial Archives No. ________ as Conveyance Office Instrument No. _________, as the same may be assigned, amended, modified, restated or supplemented from time to time.

         "Condemnation Proceeds" shall have the meaning assigned in Granting Clause (g)(v) hereof.

         "Credit Agreement" means that certain Credit Agreement among Mortgagor, JCC Holding Company, the various banks party thereto from time to time and the Administrative Agent, dated as of the Plan Effective Date, as the same may be amended, modified, restated, supplemented or extended from time to time.

         "Credit Documents" shall have the meaning set forth in the Intercreditor Agreement.

         "Event of Default" means (i) any "Event of Default" under, and as defined in, the Intercreditor Agreement, or (ii) any default under, or breach of any provision of, this Mortgage after the expiration of any cure period expressly provided herein (or if no cure period is specified, after notice by Mortgagee to Mortgagor and, in the case of a non-monetary default, thirty (30) days opportunity to cure).

         "Excluded Collateral" means (i) the House Bank (as defined in the Management Agreement); (ii) the Louisiana Gross Gaming Revenue Share Payments, including the State's Interest in Daily Collections (as such terms are defined in the Casino Operating Contract); and (iii) the Casino Operating Contract.

         "Franchise Agreement" means that certain Franchise Agreement by the City of New Orleans in favor of Grand Palais Casino, Inc. (formerly Celebration Park Casino, Inc.), dated April 27, 1993 and recorded on April 27, 1993 in the conveyance records of the Parish of Orleans under Notarial Archives No. 93-18038 as Conveyance Office Instrument No. 68202, as assigned by that certain Assignment and Assumption of General Development Agreement and of Franchise Agreement, dated March 15, 1994 and recorded on March 16, 1994 in the conveyance records of the Parish of Orleans under Notarial Archives No. 94-13863 as Conveyance Office Instrument No. 83932, as further assigned, amended and restated by that certain Assigned, Amended and Restated Franchise Agreement by and between the City of New Orleans, Grand Palais Casino, Inc. and HJC, dated March 15, 1994 and recorded on March 16, 1994 in the conveyance records of the Parish of Orleans under Notarial Archives No. 94-13864 as

Conveyance Office Instrument No. 83933, as the same may be amended, modified, restated or supplemented from time to time.

         "Franchise Area" shall have the meaning assigned in Granting Clause (c) hereof.

         "HET" means Harrah's Entertainment, Inc., a Delaware corporation.

         "HET/JCC Agreement" means that certain HET/JCC Agreement, dated as of the Plan Effective Date, by and among Mortgagor, HET and HOCI or any successor agreement thereto or any substitute agreement therefor providing for the furnishing of the Minimum Payment Guaranty, as the same (or any successor or substitute) may be amended, modified, restated or supplemented from time to time.

         "HJC" means Harrah's Jazz Company, a Louisiana general partnership.

         "HOCI" means Harrah's Operating Company, Inc., a Delaware corporation.

         "Holders" means individually, collectively and interchangeably the present and the future holders of the Secured Indebtedness.

         "Improvements" shall have the meaning assigned in Granting Clause (d) hereof.

         "Incorporeal Rights" shall have the meaning assigned in Granting Clause (g) hereof.

         "Indentures" means, collectively, (i) that certain Indenture pursuant to which Mortgagor has issued Senior Subordinated Notes due 2009 with Contingent Payments, entered into by Mortgagor, JCC Holding Company and the Trustee, dated as of the Plan Effective Date, and (ii) that certain Indenture pursuant to which Mortgagor has issued Senior Subordinated Contingent Notes due 2009 entered into by Mortgagor, JCC Holding Company and the Trustee, dated as of the Plan Effective Date, as such agreements may be amended, modified, restated or supplemented from time to time.

         "Insurance Proceeds" shall have the meaning assigned in Granting Clause
(g)(ii) hereof.

         "Intercreditor Agreement" means that certain Intercreditor Agreement, dated October 29, 1998, among Mortgagee, the Minimum Payment Guarantors, Administrative Agent and the Trustee, as the same may be amended, modified, restated or supplemented from time to time.

         "Land" shall have the meaning assigned in Granting Clause
(d) hereof.

         "Landlord" means Rivergate Development Corporation, a
Louisiana public benefit corporation.

         "LGCB" means, collectively, the Louisiana Gaming Control
Board, its successors and assigns.

         "Louisiana Gaming Regulations" means the Louisiana Economic Development and

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Gaming Corporation Act, La. R.S. 27:201 et seq. and the rules and regulations thereunder and the Louisiana Gaming Control Law, La. R.S. 27:1 et seq., and the rules and regulations thereunder, collectively, as such statutes and regulations may be amended from time to time.

         "Management Agreement" means that certain Second Amended and Restated Management Agreement by and between Mortgagor and Harrah's New Orleans Management Company, a Nevada corporation, dated October 29, 1998, as the same may be amended, modified, restated or supplemented from time to time.

         "Minimum Payment Guarantors" means HET and HOCI or any successor or substitute guarantor providing a Minimum Payment Guaranty in accordance with the requirements of the Casino Operating Contract.

         "Minimum Payment Guaranty" shall have the meaning set forth in the Intercreditor Agreement.

         "Minimum Payment Guaranty Documents" shall have the meaning set forth in the Intercreditor Agreement.

         "Mortgage" means this Act of Mortgage and Collateral Assignment, as amended, modified, restated or supplemented from time to time.

         "Mortgagor" shall have the meaning set forth in the appearance clause of this Mortgage.

         "Mortgagee" shall have the meaning set forth in the appearance clause of this Mortgage.

         "New Bonds" means, collectively, the Senior Subordinated Notes due 2009 with Contingent Payments and the Senior Subordinated Contingent Notes due 2009 issued pursuant to the Indentures.

         "Ordinary Course Leases" means leases or subleases granted to other persons or entities by Mortgagor in the ordinary course of business which do not materially interfere with the conduct of the business of Mortgagor or any of its subsidiaries, or do not materially detract from the nature of the related assets of Mortgagor or any of its subsidiaries.

         "Permitted Exceptions" shall have the meaning assigned in Section 1 of this Mortgage.

         "Plan" means the Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as modified through September 3, 1998, as confirmed by order of the United States Bankruptcy Court for the Eastern District of Louisiana on October 13, 1998 in the following proceedings: In re Harrah's Jazz Company, No. 95-14545 TMB, In re Harrah's Jazz Finance Corp., No. 95-14544 TMB, and In re Harrah's New Orleans Investment Company, No. 95-14871 TMB, as the same may be amended, modified or supplemented from time to time.

         "Plan Effective Date" means the "Effective Date" under and as defined in the Plan.

         "Property" shall have the meaning assigned at the end of the Granting Clauses of this Mortgage.

         "Railroad Lease" means that certain Amended and Restated Lease, dated as of November 18, 1993, by and between Grand Palais Casino, Inc., a Delaware corporation, and The Alabama Great Southern Railroad Company, as evidenced by that certain Memorandum of Lease, dated November 19, 1993 and recorded on December 15, 1993 in the conveyance records of the Parish of Orleans at Notarial Archives No. 93-53509 as Conveyance Office Instrument No. 79741, as assigned by Assignment and Assumption of Lease, dated March 15, 1994 and recorded on March 16, 1994 in the conveyance records of the Parish of Orleans at Notarial Archives No. 94-13865 as Conveyance Office Instrument No. 83934, as amended by Supplemental Agreement, dated August 25, 1994 and recorded on November 9, 1994 in the conveyance records of the Parish of Orleans at Notarial Archives No. 94-52041 as Conveyance Office Instrument No. 96047, as the same may be assigned, amended, modified, restated or supplemented from time to time.

         "Railroad Leased Premises" shall have the meaning assigned in Granting Clause (b) hereof.

         "Rents" shall have the meaning assigned in Granting Clause (g)(vi) hereof.

         "Rights and Privileges" shall have the meaning assigned in Granting Clause (f) hereof.

         "Second Floor Sublease" means that certain Second Floor Non-Gaming Sublease between Mortgagor and JCC Development Company, L.L.C., a Louisiana limited liability company, dated October 29, 1998, as the same may be assigned, amended, modified, restated or supplemented from time to time.

         "Secured Creditors" means, collectively, (i) the Minimum Payment Guarantors, (ii) the Administrative Agent and the Banks and other lenders under and from time to time signatory to the Credit Agreement, (iii) the Trustee and the holders from time to time of the New Bonds, and (iv) if one or more Banks or other lenders (or any affiliate thereof) under and from time to time signatory to the Credit Agreement enter into one or more interest rate protection agreements, including, without limitation, interest rate hedges, swaps, caps, floors, collars and similar agreements with, or guaranteed by Mortgagor, any such Bank or lender (or any affiliate thereof) (even if such bank or lender ceases to be a party to the Credit Agreement) so long as such Bank or lender (or any affiliate thereof) participates in the extension of such interest rate protection agreements and their subsequent assigns, if any.

         "Secured Indebtedness" means individually, collectively and interchangeably, (i) all Protective Advances (as defined in the Intercreditor Agreement), (ii) all present and future indebtedness, obligations, including, without limitation, the Minimum Payment Obligations (as defined in the Intercreditor Agreement), and liabilities owed by Mortgagor to the Minimum Payment Guarantors under the Minimum Payment Guaranty Documents, including, without limitation, the HET/JCC Agreement, (iii) all present and future indebtedness, obligations, including, without limitation, the New Bond Obligations (as defined in the Intercreditor Agreement), and liabilities owed by Mortgagor to any and all present and future holders of the New Bonds under the Indentures, (iv) all present and future indebtedness, obligations, including, without limitation, the Credit Agreement Obligations (as defined in the Intercreditor Agreement), and liabilities owed by Mortgagor to the Banks under the Credit Documents, including, without limitation, the Credit Agreement, (v) all Other Obligations (as defined in the Intercreditor Agreement), (vi) all other Obligations (as defined in the Intercreditor Agreement), and (vii) any sums owed by Mortgagor under this Mortgage, including any Advances, or any one or more of the foregoing, and any and all promissory notes, bonds, loan agreements, indentures and other instruments or documents evidencing such present and/or future indebtedness, obligations and liabilities, including any amendments thereto, extensions, renewals and refinancings thereof, and replacements, substitutions and consolidations thereof, whether such obligations are committed or purely discretionary, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined, due or to become due, and whether now existing or hereafter arising, whether Mortgagor is obligated alone or with others on a "solidary" or "joint and several" basis, as a principal obligor or as a surety, guarantor, or endorser, all up to a maximum secured amount that may be outstanding at any time and from time to time of U.S. $10,000,000,000.00, including, but not limited to, all Advances. NOTWITHSTANDING ANY OTHER PROVISION OF THIS MORTGAGE, THE MAXIMUM AMOUNT OF THE SECURED INDEBTEDNESS SECURED HEREBY SHALL BE LIMITED TO U.S. $10,000,000,000.00.

         "Shared Security Documents" shall have the meaning assigned in the Intercreditor Agreement.

         "Taxes" means any taxes, assessments, forced contributions, and other governmental charges in the nature thereof, general and special, ordinary and extraordinary, of every nature and kind whatsoever which may be levied, assessed or imposed upon the Property, whether any or all of such Taxes be levied directly or indirectly, including, to the extent applicable, "in lieu" taxes.

         "Trustee" means Norwest Bank Minnesota, National Association, as Trustee under the Indentures (together with any successor Trustee).

         "Uniform Commercial Code" means the Louisiana Civil Code Articles 3278 et seq., La. R.S. ss.9:4401, La. R.S. ss.9:5386 and 5388 and La. R.S.
ss.10:9-101 et seq., as such statutes may be amended from time to time.

         GRANTING CLAUSES.

         To secure the full and prompt payment and performance of the Secured Indebtedness, up to a maximum secured amount that may be outstanding at any time and from time to time of U.S. $10,000,000,000.00, MORTGAGOR HEREBY MORTGAGES, AFFECTS, AND HYPOTHECATES, IN FAVOR OF MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOR THE BENEFIT OF THE HOLDERS all of Mortgagor's estate, right, title and interest, whether now owned or hereafter acquired, whether as owner, lessor, lessee, or otherwise, and whether vested or contingent, and including all of Mortgagor's rights to perform all obligations under and to receive the benefits of any leases, in and to all of the following described land (immovable property) and interests in land (immovable property), leases, leasehold interests, estates, servitudes, rights, buildings, other constructions, improvements, property, fixtures, component parts, machinery and equipment to the full extent that such property is susceptible of mortgage under the Louisiana Civil Code, Louisiana Revised Statutes, and other provisions of Louisiana law; grants a continuing security interest in favor of Mortgagee and its successors and assigns, as secured party for the benefit of the Holders, in all property and rights described below, whether now owned or hereafter acquired, that are susceptible of a security interest under the Uniform Commercial Code or any other provision of Louisiana law; and does further affect, hypothecate, collaterally assign and pledge unto and in favor of Mortgagee and its successors and assigns, as collateral assignee for the benefit of the Holders, all present and future leases and rents, as well as all other property and rights described below, whether now owned or hereinafter acquired, that are susceptible of collateral assignment under the Uniform Commercial Code or any other provision of Louisiana law:

      (a) the Casino Ground Lease, including, without limitation, all of Mortgagor's present and future right, title and interest, as such may be amended from time to time, in, to and under the Casino Ground Lease, and any other lease and sublease agreements and amendments thereof, affecting certain immovable property in the Parish of Orleans more particularly described on Exhibit "1" hereto annexed, together with Mortgagor's right, title, and interest in the buildings and other constructions and improvements on the leased premises and the component parts thereof (which leased premises are referred to herein as the "Casino Premises");

      (b) the Railroad Lease, including, without limitation, Mortgagor's present and future right, title and interest, as such may be amended from time to time, in, to and under the Railroad Lease, and any other lease and sublease agreements and amendments thereof, affecting certain immovable property in the Parish of Orleans more particularly described on Exhibit "2" hereto annexed, together with Mortgagor's right, title, and interest (if any) in the buildings and other constructions and improvements on the leased premises and the component parts thereof (which leased premises are referred to herein as the "Railroad Leased Premises"); provided, however, notwithstanding anything set forth in this Mortgage or in the Railroad Lease to the contrary (including, without limitation, paragraph 40 of Exhibit "A" to the Railroad Lease), the Railroad Lease may be terminated, released, canceled, surrendered, modified, assigned or subleased (provided same will not have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Mortgagor and its subsidiaries taken as a whole) and Mortgagor may exercise any rights under the Railroad Lease to release property from the Railroad Lease, in each case without the consent of Mortgagee;

      (c) All of Mortgagor's present and future right, title and interest in, to, and under the Franchise Agreement, affecting certain immovable property in the Parish of Orleans more particularly described on Exhibit "3" hereto annexed (the "Franchise Area"), together with Mortgagor's right, title, and interest (if any) in the building and other constructions and improvements in the Franchise Area and the component parts thereof; provided, however, notwithstanding anything set forth in this Mortgage, the Franchise Agreement and any and all rights of

                  Mortgagor in and to the Franchise Area may be terminated, released, canceled, surrendered or modified (provided same will not have a material adverse effect on Mortgagor's casino operations at the Casino Premises);

      (d) TOGETHER with all of the buildings, other constructions, structures, improvements, fixtures, additions, enlargements, extensions, modifications or repairs of every kind and description, now or hereafter erected or placed on any of the Land (as defined below), or thereunto belonging or appertaining, which may from time to time be owned or leased by Mortgagor, or which may be used or useable in connection with any present or future use or operations of the Land, whether now owned or hereinafter acquired by Mortgagor, including all parking areas, roads, driveways, walks, fences, walls, beams, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all kitchen and laundry appliances, screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other types of equipment and personal property of every kind and description now or hereafter located on the Land or attached to the Improvements (as defined below) which by the nature of their location thereon or attachment thereto are deemed real or immovable property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, component parts, structures and improvements, all of which materials shall be deemed to be part of the Property immediately upon delivery thereof on the Land to be part of the Improvements immediately upon their incorporation therein, together with all replacements thereof, substitutions therefor, additions thereto, and any other component parts of any and all such Land (all of the land described in and subject to this Mortgage, including the Casino Premises and the Railroad Leased Premises, whether owned in fee or full ownership by Mortgagor or affected by leases in which Mortgagor has an interest, is collectively referred to as the "Land," and all of the buildings, other constructions, structures, improvements and component parts of the Land are collectively referred to as the "Improvements");

      (e) TOGETHER with Mortgagor's rights in and to any supplement, modification, amendment, novation, reconduction, restatement, or replacement of any of the leases affecting the Land;

      (f) TOGETHER with all of the rights, way, privileges, servitudes (including those servitudes arising pursuant to Section 4.18 of the Casino Ground Lease), easements, tenements, hereditaments, appurtenances and advantages belonging to or in anywise appertaining to any of the Property or any part thereof (collectively, the "Rights and Privileges"), including, without limitation, the Rights and Privileges, if any, of Mortgagor in and to the land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Land, and in to any alleys or passages, rights of ingress or egress, riparian rights, air rights, development rights, and all other Rights and Privileges, whatsoever, in any way belonging, relating or appertaining to any of the Property, or any part thereof, whether now owned or hereafter acquired by Mortgagor; and

      (g) TOGETHER with the following rights and privileges (the "Incorporeal Rights"):

                  (i) Any and all of Mortgagor's present and future right, title and interest in and to the proceeds of the sale, transfer, financing, refinancing or conveyance or conversion into cash or liquidated claims, whether voluntary or involuntary, of all or any of the Property, including all title insurance proceeds under any title insurance policy now or hereafter held by Mortgagor, all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) relating to the Property, the rights of Mortgagor to receive such sale proceeds directly from the purchaser or purchasers, and further to enforce any rights that Mortgagor may have to collect such sale proceeds, including without limitation, Mortgagor's right to commence appropriate collection actions against the purchaser or purchasers thereof;

                  (ii) Any and all of Mortgagor's present and future rights, title and interest in and to the unearned insurance premiums and proceeds of insurance affecting all or any part of the Property, including the right to receive such unearned insurance premiums and insurance proceeds directly from the insurer and, whether applicable, to enforce any rights that Mortgagor may have to collect such amounts ("Insurance Proceeds");

                  (iii) Mortgagor's claims and rights to the payment of damages arising from any rejection of the Casino Ground Lease by the lessor of the Casino Ground Lease under the Bankruptcy Code;

                  (iv) Any and all escrow payments paid to Mortgagor pursuant to any loan documents executed in connection with the Secured Indebtedness;

                  (v) Any and all of Mortgagor's present and future rights, title and interest in and to the proceeds of any award or claim for direct or consequential damages relating to any condemnation, expropriation, conveyance, or other taking of all or any part of the Property by any governmental authority, including, without limitation, any awards resulting from a change or grade of streets and awards for severance damages, and further including the right to receive such condemnation proceeds directly from such a governmental authority and, where applicable, to enforce any rights that Mortgagor may have to collect such condemnation proceeds as provided herein ("Condemnation Proceeds");

                  (vi) Any and all present and future leases, subleases or other occupancy agreements affecting the Property, whether or not of record, for the use or occupancy of all or any part of the Property, together with all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications of any thereof, and together with all guarantees of any of the obligations of the tenants under any of said leases (the "Assigned Leases"), and all rents, fruits, income, and profits therefrom (collectively, the "Rents"), including without limitation, any and all rents, income, profits, bonuses, revenues, royalties, cash or security deposits, advances, rentals and other payments, and further including Mortgagor's rights to enforce all Assigned Leases and to receive and enforce any rights that Mortgagor might have to collect Rent. Such Assigned Leases include, without limitation, Mortgagor's interest as sublessor in the Second Floor Sublease;

                  (vii) Any and all of Mortgagor's present and future rights, title and interest and other claims or demands that Mortgagor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Improvements, including without limitation, damages arising or resulting from any defect in or with respect to the design or construction of all or any portion of the Improvements, or arising from any default under any construction, architectural or engineering contract or agreement relating to the Improvements; and

                  (viii) Any and all present and future options to sell or to lease the Property, or any interests therein.

      (h) All of Mortgagor's rights, title and interest, presently or in the future, in and to the Land and any other real or immovable property described in this Mortgage, whether as owner, lessee, sublessee or otherwise.

All of the foregoing property and rights described in these Granting Clauses, individually, collectively and interchangeably, including, without limitation, any and all of Mortgagor's present and future property and rights subject to this Mortgage, are referred to herein as the "Property." Notwithstanding the foregoing, the Property shall not include any of the Excluded Collateral.

         MORTGAGE PROVISIONS.

         Mortgagor hereby declares, acknowledges, covenants and agrees as follows:

           1. Permitted Exceptions. This Mortgage is made and accepted subject to the exceptions set forth on Exhibit "4" hereto annexed and as otherwise agreed to by Mortgagee in writing (collectively, the "Permitted Exceptions").

           2. Acknowledgment of Collateral Agent. Mortgagor declares and acknowledges that the original Mortgagee is contemplated to be Mortgagee in its capacity as Collateral Agent under the Intercreditor Agreement. Mortgagee declares that the taxpayer identification number of Mortgagee is accurately set forth in the appearance clause to this Mortgage. Mortgagor further declares and acknowledges that the Secured Indebtedness may be transferred or negotiated one or more times and that the Holders shall include any and all holder or holders of the Secured Indebtedness from time to time.

           3. Future Advances. This Mortgage has been executed by Mortgagor pursuant to Louisiana Civil Code Article 3298 and other applicable laws, including the Uniform Commercial Code, for the purpose of securing the Secured Indebtedness that may now be existing and/or that may arise in the future as provided herein, with the preferences and priorities provided under applicable Louisiana law.

           4. Maximum Amount. In accordance with the requirements of applicable law, including Louisiana Civil Code Article 3288 and La. R.S. Sections 9:4401, Mortgagor acknowledges, notwithstanding any other provision of this Mortgage or any other document to the contrary, the maximum amount of Secured Indebtedness secured hereby that may be outstanding at any time and from time to time shall be U.S. $10,000,000,000.00.

           5. Term. This Mortgage will remain in effect until all of the Secured Indebtedness is fully paid in cash and satisfied and there is no agreement or commitment to advance any additional indebtedness or other obligations under any of (i) the Minimum Payment Guaranty Documents, including, without limitation, the HET/JCC Agreement, (ii) the Indentures, (iii) the Credit Documents, including, without limitation, the Credit Agreement, or (iv) the Shared Security Documents, including this Mortgage. At such time, upon written request from Mortgagor, Mortgagee shall execute and deliver to Mortgagor a written cancellation instrument.

           6. Recordation and Filing. Mortgagor authorizes Mortgagee to file multiple originals, or photocopies, carbon copies, or facsimile copies of this Mortgage and appropriate financing statements with the appropriate filing officer in the State of Louisiana pursuant to the provisions of the Uniform Commercial Code. Mortgagor's employer identification number is accurately set out on the first page of this Mortgage. Mortgagor will not change its employer identification number or its name, identity or corporate structure or address so that any financing statement filed in connection herewith may become seriously misleading unless and until it notifies Mortgagee in writing and executes all new appropriate financing statements or other such documents as Mortgagee may reasonably require, with Mortgagor being required to pay the cost of such documentation and the filing thereof as provided above.

           7. Representations and Warranties. Mortgagor hereby represents and warrants to Mortgagee that: (a) pursuant to the Casino Ground Lease, Mortgagor has a valid and enforceable leasehold interest in and to the Casino Premises and has or will have valid and merchantable title to the Improvements constructed or to be constructed thereon so long as such Casino Ground Lease is in full force and effect, subject to the Permitted Exceptions; (b) pursuant to the Railroad Lease, Mortgagor has a valid and enforceable leasehold interest in and to the Railroad Leased

Premises, subject to the Permitted Exceptions; (c) none of the Property has heretofore been alienated by Mortgagor, and there are no liens or encumbrances against the Property other than the Permitted Exceptions; (d) there are no defenses or offsets to this Mortgage or the Secured Indebtedness; (e) Mortgagor has full power and authority to encumber the Property in the manner and form set forth in this Mortgage; (f) all consents and approvals to this Mortgage under the Plan have been obtained; (g) the Assigned Leases have not been assigned by Mortgagor or, to the knowledge of Mortgagor, any tenant, thereunder; (h) to the knowledge of Mortgagor, as of the date hereof, the Assigned Leases are in full force and effect and there is no material default under any Assigned Lease and there is existing no condition which with the giving of notice or passage of time or both would cause a material default thereunder; and (i) the execution, delivery and performance of this Mortgage do not require any consent under, and will not contravene any provision of or cause a default under, any of the Casino Ground Lease, the Railroad Lease, the Franchise Agreement or the Assigned Leases. Mortgagor represents and warrants that this Mortgage is and will remain a valid and enforceable first mortgage on, security interest in and collateral assignment of the Property pursuant to and in accordance with the terms hereof, subject only to the Permitted Exceptions, and Mortgagor will preserve title to the Property and will forever warrant and defend such title and the validity and priority of the lien of this Mortgage against the claims of all persons.

           8. Lien. This Mortgage is intended to encumber, effect, and constitute a lien on the Casino Ground Lease, the Railroad Lease, the Franchise Agreement, the Land and the Improvements and all of Mortgagor's interest therein and all of the other Property, regardless of whether Mortgagor's interest therein is that of lessee, sublessee, owner, or otherwise, and regardless of whether the nature of such interest changes from time to time from lessee to sublessee to owner or vice-versa in any combinations, and in any such event the lien of this Mortgage shall automatically extend to and cover any and all interest of Mortgagor in the Land and the Improvements without the need of any amendment, supplement, notice, or action of any kind by Mortgagee. To the extent that this Mortgage is a mortgage in Mortgagor's interest in the Land and Improvements as lessor, this Mortgage will cover and include all of Mortgagor's rights to perform the obligations of the lessor under any Assigned Lease as well as all of Mortgagor's right to receive the benefits accruing to the lessor under any Assigned Lease.

           9. Assignment of Leases and Rents. This Mortgage includes the collateral assignment, as security for the Secured Indebtedness up to the maximum secured amount that may be outstanding at any time and from time to time of $10,000,000,000.00, of all Assigned Leases and all Rents, and further includes Mortgagor's rights to enforce all Assigned Leases and to receive and enforce any and all rights that Mortgagor might have to collect Rents.

          10. Remedies. Subject to Section 35 of this Mortgage, upon the occurrence and during the continuance of any Event of Default, Mortgagor shall forthwith upon demand of Mortgagee surrender to Mortgagee possession of the Property, and Mortgagee shall be entitled to take actual possession of the Property or any part thereof personally or by its agents or attorneys, and Mortgagee in its discretion may, in addition to any other rights at law or in equity, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Property together with all documents, books, records, papers and accounts of Mortgagor relating thereto, and may as attorney-in-fact or agent of Mortgagor, or in its own name as Mortgagee and under the powers herein granted:

         (a) hold, operate, manage or control the Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion it deems proper or necessary to enforce the payment or security of the income, rents, fruits, issues and profits of the Mortgaged Property, including actions for the recovery of Rents, and direct collection of Rents and other payments from tenants in accordance with the provisions of La. R.S. Sections 9:4401, Mortgagor hereby granting Mortgagee full power and authority to exercise each and every one of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Mortgagor;

         (b) cancel or terminate any sublease for any cause or on any ground which would entitle Mortgagor to cancel the same;

         (c) enforce any term and provision of any sublease, including actions in specific performance;

         (d) elect to cancel any sublease made subsequent to this Mortgage or subordinated to the lien hereof unless this Mortgage has specifically been made subordinate to such sublease, but in no event including termination of the Second Floor Sublease other than in accordance with the terms thereof;

         (e) extend or modify any then existing subleases in accordance with the terms thereof and make new subleases, which extensions, modifications or new subleases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the final maturity date of the Secured Indebtedness and the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such subleases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Property are subject to the lien hereof and shall be binding also upon the purchaser or purchasers at any foreclosure sale; and/or

         (f) subject to the rights of Landlord pursuant to the Casino Ground Lease, withdraw any monies on deposit with any financial institution in the name of or on behalf of Mortgagor.

           11. Performance of Lease Obligations; Indemnification. In the event that Mortgagee or any third party acquires Mortgagor's interest in either the Casino Ground Lease or the Improvements on the Casino Premises pursuant to this Mortgage (whether by foreclosure, other enforcement proceeding or otherwise), Mortgagee or such third party, as the case may be, shall perform or cause to be performed all of Mortgagor's obligations under the Casino Ground Lease as and to the extent required thereunder; provided, however, Mortgagee or such third party, as the case may be, shall remain so obligated only for as long as Mortgagee or such third party, as the case may be, retains an ownership interest in the Casino Ground Lease and/or the

Improvements on the Casino Premises. Except as provided in the immediately preceding sentence, Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Casino Ground Lease, the Railroad Lease, the Second Floor Sublease or any Assigned Lease. Mortgagor shall and does hereby agree to indemnify and to hold Mortgagee harmless of and from all liability, loss or damage which Mortgagee might incur under said leases or under or by reason of the assignment of any subleases, and of and from any and all claims or demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings to perform or discharge any of the terms, covenants or agreements contained in said leases, including without limitation any claims arising out of Mortgagee's negligence or strict liability, but excluding any such claims arising out of Mortgagee's gross negligence or willful misconduct. Should Mortgagee incur any such liability, loss or damage under any of said leases, or under or by reason of the assignment thereof, or in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees and costs, including reasonable attorneys' fees and costs on appeal, shall be secured hereby and Mortgagor shall reimburse Mortgagee therefor immediately upon demand, together with interest at the rate provided in
Section 18 of this Mortgage to the date of reimbursement.

          12. Payment and Performance of Secured Indebtedness. Mortgagor shall pay the Secured Indebtedness when due in accordance with the terms of the Minimum Payment Guaranty Documents, including, without limitation, the HET/JCC Agreement, the Indentures and the Credit Documents, including, without limitation, the Credit Agreement, as applicable, and shall perform and observe each of Mortgagor's covenants, agreements and obligations hereunder and on the Secured Indebtedness in accordance with their respective terms.

          13. Maintaining Condition of the Land and Improvements. Mortgagor shall not directly or indirectly commit or suffer any waste or stripping of the Property, and Mortgagor shall keep the Improvements protected and in good order, repair and condition at all times, and in connection therewith, Mortgagor shall make all repairs, renewals and replacements, structural and non-structural, exterior and interior, ordinary and extraordinary and foreseen and unforeseen to the Improvements. From and after the occurrence of an Event of Default, Mortgagee, as provided under the Intercreditor Agreement, shall have the right, but shall not be obligated, to take such actions as Mortgagee may deem necessary to correct or remedy such failure, and any amounts expended or advanced in connection therewith shall be Advances hereunder and part of the Secured Indebtedness. In such event, Mortgagee and any person designated by Mortgagee shall have, and is hereby granted, the right to enter upon the Property at reasonable times and from time to time for the purpose of taking any such action.

          14. Inspections. Mortgagor hereby authorizes Mortgagee, its agents, representatives or workmen, to enter (a) without prior notice if an Event of Default has occurred and is continuing or (b) at any reasonable time during normal business hours after reasonable advance notice to Mortgagor (except that with respect to any emergency, Mortgagee, its agents, representatives or workmen may enter during such time of emergency), upon or in the Land and the Improvements for the purpose of inspecting the same and for the purpose of exercising any right, power or remedy which Mortgagee is authorized to exercise under the terms of this

Mortgage; provided, however, that no such entry upon or in the Land or the Improvements shall be construed to be possession of the Land or the Improvements or to be a cure of any Event of Default or waiver of any Event of Default.

          15.     Payment of Taxes and Insurance

          (a) If Mortgagor fails to pay or discharge or cause to be paid or discharged any Taxes within thirty (30) days after the same became due (and unless (i) Mortgagor is contesting such Taxes in good faith by appropriate proceedings, (ii) Mortgagor has established or is maintaining adequate reserve for such Taxes in accordance with generally accepted accounting principles as in effect from time to time, or (iii) the failure to pay or discharge such Taxes will not result in a forfeiture of any portion of the Property which would have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Mortgagor and its subsidiaries taken as a whole or be grounds for declaring a termination of the Casino Ground Lease or any Assigned Lease (other than Ordinary Course Leases)), Mortgagee, as provided in Section 4 of the Intercreditor Agreement, shall be authorized (but shall not be obligated) to pay such Taxes, with full subrogation to all rights of the taxing authorities by reason of such payment, and any amounts so paid by Mortgagee shall be Advances hereunder and part of the Secured Indebtedness.

          (b) If Mortgagor, following written notice from Mortgagee to Mortgagor and thirty (30) days opportunity to cure, fails to obtain or maintain any insurance required under the provisions of the Shared Security Documents, as applicable, or any other documents executed in connection with any of the Secured Indebtedness, Mortgagee, as provided in Section 4 of the Intercreditor Agreement and this Mortgage, shall be authorized (but shall not be obligated) to pay such amounts, including premiums with respect to insurance which protects Mortgagee's interest only and any amounts so paid by Mortgagee shall be included within the Advances hereunder and part of the Secured Indebtedness.

          16. Default in Compliance with Law. If Mortgagor shall fail to comply with any laws, rules and regulations, including, but not limited to, the Louisiana Gaming Regulations, of all governmental bodies and agencies having jurisdiction over or authority with respect to the Property (except such instances of compliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on all or any portion of the Property) and such noncompliance continues for thirty (30) days (or any shorter period for compliance to the extent required by applicable law) following written notice thereof by Mortgagee, Mortgagee, at Mortgagee's option, may (but shall not obligated to) take reasonable steps to comply with such law, rule or regulation and pay the cost thereof, and any amounts expended or advanced in connection therewith shall constitute Advances and form part of the Secured Indebtedness.

          17. Franchise Agreement. Mortgagor represents and warrants that no Franchise Improvements (as defined in the Franchise Agreement) have been constructed on the Franchise

Area as permitted by the Franchise Agreement. Mortgagor agrees, to the extent Mortgagor constructs any Franchise Improvements on the Franchise Area and, as a result thereof, incurs any obligations with respect to and under the Franchise Agreement, to comply with all of its obligations under, and all of the terms, covenants and conditions of, the Franchise Agreement; provided that no Event of Default shall be deemed to have occurred under this Mortgage as a result of any noncompliance with this Section 17 unless such noncompliance continues for thirty (30) days after written notice thereof from Mortgagee to Mortgagor. From and after the occurrence of such Event of Default, Mortgagee shall have the right (but shall be under no obligation) to take such actions as Mortgagee may deem necessary to correct or remedy such failure, and any amounts expended or advanced in connection therewith shall be included as Advances. In such event, Mortgagee and any person designated by Mortgagee shall have, and is hereby granted, the right to enter upon the Franchise Area at reasonable times and from time to time for the purpose of taking any such action.

          18. Reimbursement for Advances. Within thirty (30) days following written demand therefor by Mortgagee to Mortgagor, Mortgagor shall reimburse Mortgagee or any Secured Creditor (to the extent permitted by the applicable Shared Security Documents and the Intercreditor Agreement) for any amount(s) paid or advanced by Mortgagee or such Secured Creditor (i) for Taxes pursuant to Section 15(a) of this Mortgage, (ii) for insurance pursuant to
Section 15(b) of this Mortgage, (iii) for the cost of keeping the Property in good order, repair and condition pursuant to Section 13 of this Mortgage, (iv) to comply with applicable laws, rules or regulations pursuant to Section 16 of this Mortgage, or (v) for any other purposes set forth herein or permitted hereby or by the Shared Security Documents and the Intercreditor Agreement, or otherwise reasonably necessary in connection therewith (including, without limitation, Advances for the preservation of the lien of this Mortgage). All such amounts shall constitute Advances hereunder, and such amounts, together with the interest accrued thereon as hereinafter provided, shall form part of the Secured Indebtedness and shall be fully secured hereby. Mortgagor shall pay interest on any Advances at a rate applicable to overdue loan principal pursuant to Section 1.08(c) of the Credit Agreement from the date(s) of such Advances until Mortgagor reimburses Mortgagee therefor.

          19. Mortgagee's Option to Act Hereunder. None of the provisions of this Mortgage shall be construed as making it obligatory upon Mortgagee to pay Taxes or to comply with laws or regulations affecting the Property or to do any other act with regard to the Property or as causing Mortgagee to become liable for loss, damage or injury which may result from the nonpayment of Taxes or to do any other act.

          20.     Notice of Proceeding Affecting the Property

          (a) Mortgagor shall promptly notify Mortgagee of any knowledge that Mortgagor has or obtains of the commencement of any legal proceedings (including for condemnation or taking) which could have a material adverse effect on the Property or any part thereof or the operation of the casino project thereon, and Mortgagor shall immediately, upon service thereof on or by Mortgagor, deliver to Mortgagee a true copy of each petition, summons, complaint, notice, and all other pleadings or papers, served in connection with any such legal proceeding, and Mortgagee may take such action as may be necessary to preserve Mortgagee's rights and interests affected thereby. Mortgagor shall, at its expense, diligently prosecute and/or defend (as the case may be) all such proceedings and shall, upon the request of Mortgagee, deliver to Mortgagee copies of all papers served in connection therewith, provided that no settlement or compromise of any such proceeding shall be made by Mortgagor without Mortgagee's prior written consent if such settlement or compromise could reasonably be expected to have a material adverse effect on the Property taken as a whole.

          (b) Notwithstanding any provisions of this Mortgage relating to defaults hereunder, it shall not be a default under this Mortgage if (i) any Condemnation Proceeds or Insurance Proceeds are unavailable to Mortgagee because (A) the Landlord has priority in such proceeds under the Casino Ground Lease,
                  (B) such proceeds have been applied to the restoration or repair of the Casino Premises as required by the applicable terms of Articles XII and XV, as the case may be, of the Casino Ground Lease, or (C) such proceeds have been applied in accordance with Section 11 of the Intercreditor Agreement, or
                  (ii) said proceeds are used for such other use as Mortgagee may approve in writing.

          21. Additional Documents to Maintain Lien. Mortgagor shall keep valid and, except for the Permitted Exceptions, unimpaired the lien and privilege hereby created or to be created and to that end shall execute at any future time all further instruments as may be necessary or desirable or that may be reasonably required by Mortgagee to make and keep valid the lien and privilege of the Mortgage on the Property and each and every part thereof, and to maintain the priority of the lien and privilege of the Mortgage on the Property.

          22. Authentic Evidence. In the event any proceedings are taken hereunder by way of executory or other process, any and all declarations of facts made by authentic act before a notary public and in the presence of two witnesses by a person or persons declaring that such facts lie within his, her or their knowledge shall constitute authentic evidence of such facts for the purposes of such executory or other process and also for purposes of La. R.S. 9:3504(D)(6) and La. R.S. 10:9-508, where applicable.

          23.     Acceleration; Enforcement; Confession of Judgment

          (a) Upon an Event of Default, Mortgagee shall have the right to accelerate the maturity and demand immediate payment of all Secured Indebtedness. It shall be lawful for Mortgagee (and Mortgagor does hereby authorize Mortgagee without notice or putting Mortgagor in default, a putting in default being hereby expressly waived), to cause all or singular the Property to be seized and sold under executory or other legal process, issued by any court of competent jurisdiction, without appraisement, and to the highest bidder for cash or on such terms as Mortgagee may direct; and Mortgagor consents that the Property may be sold, either as a whole or in such lots or parcels as Mortgagee may direct in any such proceedings. Mortgagor hereby expressly waives: (a) the benefit of appraisement, as provided in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same; (b) the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure; (c) the three (3) days delay provided by
                  Articles 2331 and 2722, Louisiana Code of Civil Procedure; and
                 (d) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure, and any other
                  Articles not specifically mentioned above which would prevent the immediate seizure and sale of any or all of the Property, and Mortgagor expressly agrees to the immediate seizure of the Property in the event of suit hereon.

          (b) Mortgagor does hereby name, constitute, and appoint Mortgagee and Mortgagee's agents as Mortgagor's true and lawful agent and attorney-in-fact with full power of substitution and with power for Mortgagee in its name and capacity or in the name and capacity of Mortgagor to carry out and enforce following an Event of Default any or all of the Incorporeal Rights collaterally assigned and pledged or otherwise encumbered under this Mortgage and at Mortgagee's sole discretion to file any claim or to take any other action or proceedings and to make any settlement of claims, either in its own name or in the name of Mortgagor or otherwise, that Mortgagee may deem necessary or desirable in order to collect and enforce the payment and performance of the obligations owed to Mortgagor under the Incorporeal Rights. Upon receipt of a written notice from Mortgagee that an Event of Default exists, the parties to the Incorporeal Rights are hereby expressly and irrevocably authorized and directed to pay any and all amounts and perform any duties, liabilities, or obligations due to Mortgagor pursuant to any of the Incorporeal Rights to and for Mortgagee or such nominee as Mortgagee may designate in such notice. The power of attorney granted to Mortgagee and its agents is coupled with an interest and may not be revoked by Mortgagor as long as this Mortgage remains in effect. Mortgagor specifically declares that nothing in this Mortgage shall operate (i) to place any responsibility for the control, care, management, or repair of the Property upon Mortgagee or for the carrying out of any of the terms or conditions of any present or future lease that may affect the Property, or (ii) to make Mortgagee responsible or liable for (A) any waste committed on the Property by any lessee or by any other party,
                  (B) the dangerous or defective condition of the Property, including but not limited to liability as described in Louisiana Civil Code Articles 2315 through 2324, or (C) any negligence in the management, upkeep, repair, or control of the Property that may result in loss, injury, or death to any lessee or other party. If the Property is transferred by virtue of any judicial foreclosure proceeding, the Property may, in Mortgagee's sole discretion, be transferred free and clear of, and unencumbered by, any and all subordinate leases, assignments, and contracts. Upon request by Mortgagee following an Event of Default, Mortgagor will immediately notify individual obligors and debtors under the Incorporeal Rights, advising such obligors and debtors of the fact that their respective agreements and/or obligations have been collaterally assigned and pledged to Mortgagee. In the event that

                  Mortgagor should fail to provide such notices for any reason upon request by Mortgagee, Mortgagor agrees that Mortgagee may forward appropriate notices to such obligors and debtors, either in Mortgagee's name or the name of Mortgagor.

          (c) Should one or more Events of Defaults occur or exist, Mortgagee shall have the additional right, at its sole option, to separately sell the aforesaid Incorporeal Rights, or any part or parts thereof, at private or public sale, at such price or prices as Mortgagee may deem best, either for cash or for any other compensation, or on credit, or for future delivery, without the assumption of any credit risk. The sale of the aforesaid Incorporeal Rights may be without appraisement, the benefit of which is also expressly waived by Mortgagor. Mortgagee may exercise any other remedies with regard to Mortgagor's rights as may be authorized under the Uniform Commercial Code or under the applicable laws of any other applicable state. The sale, lease or other disposition of the Incorporeal Rights after default may be for cash, credit, or any combination thereof. Mortgagee may purchase all or any part of such Incorporeal Rights at public sale (or if permitted by law, at private sale) and in lieu of actual payment of any such purchase price, may set-off the amount of such price against the then outstanding balance of the Secured Indebtedness.

          (d) To the full extent permitted by applicable law, Mortgagor hereby waives and releases Mortgagee and each Secured Creditor of and from any and all liability and penalties for failure of Mortgagee to comply with any statutory or other requirement imposed upon Mortgagee relating to notices of sale, holding of sale, or reporting of any sale. Mortgagee shall have the right to postpone or adjourn any sale or other disposition of the Incorporeal Rights at any time without giving of notice of any such postponed or adjourned dates. In the event Mortgagee seeks to take possession of any or all of the Incorporeal Rights by court process, or otherwise, Mortgagor hereby irrevocably waives any bonds and surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession. Mortgagor further waives any demand for possession prior to the commencement of any suit or action and waives the right to trial by jury with respect thereto, and any other action in which Mortgagee is a party.

          (e) Pursuant to La. R.S. 27:275 et seq., Mortgagee is hereby authorized and empowered to file a petition to foreclose this Mortgage in which the LGCB is named a nominal defendant and in which Mortgagee requests the appointment of a receiver as contemplated by and in accordance with the provisions of the cited statutes and applicable Louisiana Gaming Regulations. The filing of a verified petition by Mortgagee with respect to the Secured Indebtedness together with a certified copy of this Mortgage shall constitute prima facie proof of Mortgagor's default on the Secured Indebtedness and Mortgagee's right to enforce the lien of this Mortgage in executory or ordinary proceedings, at Mortgagee's option, and to the appointment of a receiver pursuant to applicable law and regulations.

          (f) Nothing herein shall prevent Mortgagee from pursuing any other remedies available to Mortgagee at law or in equity, including but not limited to, specific performance, appointment of a receiver and right of entry and possession.

          (g) For purposes of foreclosure under Louisiana executory process procedures, Mortgagor acknowledges the Secured Indebtedness and confesses judgment in favor of Mortgagee in the full amount of the Secured Indebtedness, in principal, interest, costs, expenses, and reasonable attorneys' fees.

          24. Appointment of Keeper. If the Property or any part thereof is seized as an incident to an action for the recognition or the enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fiere facias, or otherwise, and to the extent that the receiver of the Property is not appointed pursuant to La. R.S. 27:275 et seq., Mortgagor and Mortgagee hereby agree that the court issuing any such order shall, if petitioned for by Mortgagee, direct the sheriff to appoint as a keeper of the Property Mortgagee or any agent designated by Mortgagee, or any person or entity named by Mortgagee at the time such seizure is requested, or any time thereafter. This designation is made pursuant to La. R.S. 9:5136 through 5140.2, inclusive, as the same may be amended, and Mortgagee shall be entitled to all the rights and benefits afforded thereunder including reasonable compensation, which compensation shall be secured by this Mortgage.

          25. Partial Invalidity. If for any reason any of the provisions of this Mortgage shall be judicially declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of the other provisions hereof.

          26. Covenants to Abide by Leases. Subject to the terms of this Mortgage, including, without limitation Granting Clause (b) hereof, with respect to each of (a) the Casino Ground Lease, (b) the Railroad Lease, and (c) any and all other leases now or hereafter mortgaged or required to be mortgaged hereunder or pursuant to a supplement to or amendment of this Mortgage (other than Ordinary Course Leases), as of the date such lease becomes subject to the lien of this Mortgage, Mortgagor does specially covenant as follows:

          (a) Mortgagor shall pay, by no later than the end of any applicable cure periods granted to Mortgagor under such lease with respect to such payment, all rents, additional rents and other sums required to be paid by Mortgagor, as tenant under and pursuant to the provisions of such lease;

          (b) Mortgagor shall at all times promptly and faithfully keep and perform, or cause to be kept and performed, by no later than the end of any applicable cure periods granted to Mortgagor under such lease with respect to such performance, all the covenants and conditions contained in such lease by the tenant under such lease to be kept and performed and in all respects conform to and comply with the terms and conditions of such lease, by no later than the end of any applicable cure periods granted to Mortgagor under such lease with respect to such performance, to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgagor, as tenant, under such lease, and Mortgagor further covenants that it shall not do or permit anything which will impair or tend to impair the security of this Mortgage or will be grounds for declaring a termination of such lease;

          (c) Mortgagor shall not, without the prior written consent of Mortgagee, modify, extend or in any way alter the terms of such lease or cancel or surrender such lease, or waive, execute, condone or in any way release or discharge the landlord thereunder of or from the obligations covenants, conditions and agreements by said landlord to be done and performed, which, in any case, (i) would have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Mortgagor and its subsidiaries taken as a whole, or (ii) with respect to the Casino Ground Lease, would have a material adverse effect on Mortgagee's rights thereunder, including, without limitation, the provisions of Article XXIII thereof;

          (d) Mortgagor shall promptly give Mortgagee notice of any default under such lease or of the receipt by Mortgagor of any notice of default from the landlord thereunder, shall furnish to Mortgagee any and all information which it may request concerning the performance by Mortgagee of the covenants of such lease, and shall permit Mortgagee or its representative at all reasonable times to make investigation or examination concerning the performance by Mortgagor of the covenants of such lease. To the extent it is within Mortgagor's control to do so, Mortgagor shall deliver to Mortgagee a copy of such lease certified by Mortgagor as a true and complete copy thereof, an estoppel certificate from the landlord under such lease within twenty (20) days after request by Mortgagee and in such form and content as shall be satisfactory to Mortgagee, as well as any and all documentary evidence received by it showing compliance by Mortgagor with the provisions of such lease. Mortgagor shall also promptly deliver to Mortgagee an exact copy of any material notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting such lease;

          (e) If Mortgagor shall default in the performance or observation of any term, covenant or condition of such lease on the part of Mortgagor as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of this Mortgage, and without waiving or releasing Mortgagor from any of its obligations hereunder, Mortgagee shall, to the extent permitted by such lease, have the right, but shall be under no obligation, after the expiration of all applicable cure periods granted to Mortgagor under such lease, to pay such sum or to perform such term, covenant, or condition as may be in default, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such lease on the part of Mortgagor, as tenant thereunder, to be performed or observed to be promptly performed or observed on behalf of Mortgagor, to the end that the rights of Mortgagor in, to and under such lease shall be kept unimpaired and free from default; provided that, to the extent Mortgagee is not entitled under such lease to cure rights on a consecutive basis to those granted to Mortgagor, Mortgagee may exercise its rights under this paragraph at any time within the five (5) day period prior to the expiration of such cure period upon written notice from Mortgagee to Mortgagor. If Mortgagee shall make any payment or perform any act or take action in accordance with the preceding sentence, Mortgagee will notify
                  Mortgagor of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, Mortgagee and any person designated by Mortgagee shall have and are hereby granted, the right to enter upon the leased premises at any time and from time to time for the purpose of taking any such action. If the landlord under such lease shall deliver to Mortgagee a copy of any notice of default sent by said landlord to Mortgagor as tenant under such lease, such notice shall constitute full protection to Mortgagee for any action taken or omitted to be taken by Mortgagee, in good faith, in reliance thereon;

          (f) Mortgagor shall exercise each individual option, if any, to extend or renew the term of such lease, and Mortgagor hereby expressly authorizes and appoints Mortgagee as its attorney-in-fact to exercise, either jointly or individually, any such option in the name and upon behalf of Mortgagor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest;

          (g) In the event of any failure by Mortgagor to perform any covenant to be observed and performed under such lease, the performance by Mortgagee on behalf of Mortgagor of such lease covenant shall not remove or waive, as between Mortgagor and Mortgagee, the corresponding breach of any covenant by Mortgagor hereunder, and any amount so advanced by Mortgagee or any costs incurred in connection therewith, shall be paid by Mortgagor to Mortgagee with interest thereon at the rate set forth in Section 18 of this Mortgage within thirty (30) days after written demand by Mortgagee to Mortgagor therefor and shall also be Advances forming part of the Secured Indebtedness and shall be fully secured hereby;

          (h) Mortgagor covenants and agrees that, if Mortgagor is permitted by Mortgagee to acquire the lessor's interest under such lease, or any other estate, title or interest in the premises covered by such lease, all of Mortgagor's interest in such premises shall be considered as mortgaged, hypothecated, collaterally assigned and pledged to Mortgagee and the lien hereof shall encumber all of such interest with the same force and effect as though specifically herein mortgaged, hypothecated, collaterally assigned and pledged, without the need for any further mortgage, assignment, amendment, supplement, or other writing. Notwithstanding the foregoing, if Mortgagee so requests following Mortgagor's acquisition of the lessor's interest or any other estate, title, or interest in the leased premises, Mortgagor shall promptly execute and deliver all further instruments, writings, and other assurances as Mortgagee may request to confirm the foregoing;

          (i) In the event such lease is rejected or disaffirmed by the landlord thereunder (or by any receiver, trustee, keeper, custodian or other party who succeeds to the rights of such landlord) pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, Mortgagor covenants that it will not elect to treat such lease as terminated under 11 U.S.C. Section 365(h) or any similar or successor law or right and hereby assigns to Mortgagee the sole and exclusive right to make or to refrain from making any such election, and Mortgagor agrees that any such election, if made by Mortgagor, shall be void and of no force or effect;

          (j) If the landlord under such lease (or any receiver, keeper, trustee, custodian or other party who succeeds to the rights of landlord) rejects or disaffirms such lease pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law and Mortgagee elects to have Mortgagor remain in possession under any legal right Mortgagor may have to occupy the premises leased pursuant to such lease, (i) Mortgagor shall remain in such possession and shall perform all acts necessary for Mortgagor to retain its legal rights and to remain in such possession for the unexpired term of such lease (including all renewals thereof), whether such acts are required under the then existing terms and provisions of such lease or otherwise, and (ii) all of the terms and provisions of this Mortgage and the lien created hereby shall remain in full force and effect and shall be extended automatically to such possession, occupancy and interest of Mortgagor; and

          (k) Mortgagor immediately upon obtaining knowledge of a breach by the landlord under such lease (or by any receiver, keeper, trustee, custodian or other party who succeeds to the rights of such landlord) or any inability of such landlord (or any such receiver, trustee, custodian or other party) to perform the terms and provisions of such lease (including by reason of a rejection or disaffirmance of such lease pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law), will notify Mortgagee of any such breach or inability. Mortgagor shall, at its expense, diligently commence and prosecute any proceedings as may be necessary or advisable against such landlord in connection with such breach and shall, upon the request of Mortgagee, deliver to Mortgagee copies of all papers served in connection therewith; provided that no settlement or compromise of any such proceeding shall be made by Mortgagor without Mortgagee's prior written consent if such settlement or compromise could have a material adverse effect on the Property.

          27. Covenant to Abide by Second Floor Sublease. Mortgagor shall duly and punctually perform and observe in all material respects all of its obligations as sublessor under the Second Floor Sublease (subject to all applicable cure periods set forth therein).

          28. Power of Decision. Wherever pursuant to this Mortgage Mortgagee exercises any right given to it to approve, disapprove or consent, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of

Mortgagee and shall be final and conclusive.

          29. Binding Effect. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and/or assigns of Mortgagor and Mortgagee.

          30.     Amendments, Consents and Waivers in Writing and Related
Matters

          (a) No amendment or waiver of any provision of this Mortgage, nor any consent by Mortgagee hereunder (including but not limited to any consent to any departure by Mortgagee therefrom), shall in any event be effective unless the same shall be in writing and signed by Mortgagee and, with respect to an amendment, by all of the parties thereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) The provisions of this Mortgage shall be construed as a whole according to their common meaning, not strictly for or against any party and consistent with the provisions herein contained, in order to achieve the objectives and purposes of this document. Each party and its counsel have reviewed and revised this Mortgage. Each party agrees that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Mortgage.

          (c) Any failure of Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Neither Mortgagor nor any person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor, or of any other person so obligated, to take action to foreclose or otherwise enforce any of the provisions of this Mortgage or any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Property and Mortgagee extending the time of payment or modifying the terms of the indebtedness secured hereby or this Mortgage without first having obtained the consent of Mortgagor or such other person, and in the latter event, Mortgagor and all such other persons shall continue to be liable to make such payment according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee.

          (d) Regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien or encumbrance on the Property, Mortgagee may release the obligation of anyone at any time liable for any of the Secured

                  Indebtedness secured by this Mortgage or any part of the security held for such Secured Indebtedness and grant or agree to such extensions, indulgences and modifications in relation to the Secured Indebtedness as Mortgagee may determine, without the consent of the holder of any such subordinate lien or encumbrance and without any obligation to give notice of any kind thereto and without, as to the security or the remainder thereof, in any way impairing or affecting the lien hereof or the priority thereof over any subordinate lien or encumbrance. Any subsequent encumbrances of the Property are hereby, by virtue of this Section 30(d), specifically given notice of the foregoing reservation of rights.

          (e) Mortgagee may resort for the payment of the Secured Indebtedness to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

          31. Notices. Except as otherwise expressly provided herein, all notices or other communications required or permitted to be given or delivered pursuant to this Mortgage shall be in writing and shall be given by hand delivery, certified United States mail, prepaid, with return receipt requested, overnight courier service or facsimile transmission with receipt confirmed. Any party hereto may from time to time, by notice in writing served upon the other parties hereto pursuant to this Section 31 designate a different address or person to whose attention notices shall be given. Notices hereunder shall be deemed given upon receipt. The addresses of the parties hereto for notices are:

                  Mortgagor:        Jazz Casino Company, L.L.C.
                                    512 S. Peters
                                    New Orleans, LA  70130
                                    Attention:  President

                  Mortgagee:        The Bank of New York, as Collateral Agent
                                    10161 Centurion Parkway
                                    Jacksonville, Florida  32256
                                    Attention:  Trust Department

          32. Gaming Restrictions. This Mortgage and the exercise of the remedies hereunder are and shall remain subject to Louisiana
Gaming Regulations.

          33. Remedies Cumulative. Each right, power, and remedy of Mortgagee provided for herein and now or hereafter existing at law, in equity, by statute, pursuant to any other loan document or otherwise shall be cumulative, and the exercise by Mortgagee of any one or more of said rights, powers, or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all of such other rights, powers, or remedies. Nothing in this Mortgage shall be deemed to limit or modify any security interests or rights or remedies under any other documents executed in connection with any of the Secured Indebtedness, including the Security Agreement of even date herewith by Mortgagor in favor of Mortgagee for the benefit of the

Holders.

          34.     Reinscription of Mortgage

          (a) Mortgagor shall reinscribe this Mortgage prior to the date on which the lien of this Mortgage may prescribe by any applicable prescriptive period.

          (b) During the term of this Mortgage, Mortgagor shall cause this Mortgage to be reinscribed in the manner provided by law in the records of the Recorder of Mortgages for the Parish of Orleans at least forty-five (45) days prior to the tenth
                  (10th) anniversary of the date of this Mortgage and within the reinscription or continuation period provided in La. R.S.
                  Section 9:4401 and Louisiana Civil Code Article 3328, as the same may be amended from time to time.

          (c) The parties to this Mortgage hereby waive the production of mortgage, conveyance, tax, assignment of accounts receivable and other certificates and relieve and release the Notary before whom this Mortgage was passed from all responsibilities and liabilities in connection therewith.


          35. Mortgage Subject to Intercreditor Agreement. Notwithstanding any other provision of this Mortgage or any document or instrument executed by Mortgagor, this Mortgage and all liens and security interests and rights granted herein, and the priority thereof, are expressly subject to the provisions of the Intercreditor Agreement which are incorporated herein by reference and made applicable hereto. In addition, Mortgagee is the Collateral Agent, as defined in and pursuant to the terms of the Intercreditor Agreement, and, notwithstanding anything herein to the contrary, the rights, powers, remedies and obligations of Mortgagee hereunder shall be subject to the provisions of the Intercreditor Agreement. Any exercise or waiver by Mortgagee of any of its rights, powers or remedies hereunder or any other act by Mortgagee hereunder shall be conclusive evidence of Mortgagee's authority pursuant to the Intercreditor Agreement against all persons other than the Secured Creditors. Nothing in this Mortgage shall limit or waive any rights granted to Mortgagee as a "Leasehold Mortgagee" or the "First Leasehold Mortgagee," as the case may be, under and as defined in the Casino Ground Lease.

          36. GOVERNING LAW. THIS MORTGAGE SHALL BE DEEMED TO BE A NEW YORK CONTRACT AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING MATTERS OF CONFLICT OF LAWS), EXCEPT THAT MATTERS OF TITLE TO THE PROPERTY AND THE CREATION, PERFECTION, PRIORITY AND (TO THE EXTENT REQUIRED) FORECLOSURE OF ANY MORTGAGES OR OTHER LIENS ON, AND SECURITY INTERESTS IN, ANY PROPERTY AND MATTERS RELATING TO THE LOUISIANA GAMING REGULATIONS SHALL BE GOVERNED BY AND CONSTRUED

          IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA.

         37. Indemnification. Mortgagor shall indemnify and defend the Mortgagee and its directors, officers, employees, agents and representatives (each an "Indemnified Party") from and against all liabilities (including any environmental liabilities), obligations, claims, losses, damages, penalties, suits, actions, proceedings, judgments, costs and expenses (including reasonable attorneys' fees and expenses) (collectively, "Liabilities"), imposed upon, incurred by or asserted against any Indemnified Party in connection with the Property or this Mortgage, except to the extent caused by the gross negligence or willful misconduct of such Indemnified Party. In the event any suit, action or proceeding (including any investigation or proceeding initiated or conducted by any governmental authority or agency) is brought against any Indemnified Party in connection with any Liability, such Indemnified Party shall promptly notify Mortgagor and Mortgagor shall promptly retain counsel in connection therewith, which counsel shall be reasonably acceptable to such Indemnified Party, and shall pay the fees and expenses of such counsel related to such suit, action or proceeding. The obligations of Mortgagor under this Section 37 shall survive the release or termination of this Mortgage or the foreclosure or transfer in lieu of foreclosure of the Property to the extent any Liability relates to any action or event occurring prior to such release, termination, foreclosure or transfer.



                            [Signature page follows]

Exhibit "1"

                                 Casino Premises

A CERTAIN PORTION OF GROUND, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes and advantages thereunto belonging or in anywise appertaining, situated in the First Municipal District of the City of New Orleans bounded by Canal, South Peters, and Poydras Streets, and Convention Center Boulevard shown as Square RS on a survey plat by the office of Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3, being more particularly described as follows:
Begin at Point A, being the southeast intersection of South Peters and Canal Streets, measure thence along the east or river side line of South Peters Street South 1 degree 39 minutes 1 second East, a distance of 727.65 feet to the northerly line of Poydras Street and Point B; thence along said line of Poydras Street South 76 degrees 14 minutes 24 seconds East, a distance of
540.52 feet to the westerly or land side line of Convention Center Boulevard and Point C, also being the easterly line of former Delta Street; thence North 2 degrees 24 minutes 29 seconds West, a distance of 455.48 feet to the southerly line of Canal Street and Point K; thence along said line of Canal Street, North 52 degrees 44 minutes 2 seconds West, a distance of 661.98 feet to Point A and the Point of Beginning and containing 7.016 acres.

Together with the existing tunnel portions in the following described subsurface areas:

Canal Street Portion:

THAT PORTION OF CANAL STREET which lies between two horizontal planes, the lower plane lying and being at an elevation of -5 feet Cairo Datum and the upper plane lying and being as an elevation of 30 feet Cairo Datum (approximate street grade), both as referenced to United States Coast and Geodetic survey Benchmark B-96 1991, NGS Published Value having an elevation of 28.72 feet Cairo Datum which property forms a portion of the Canal Street right of way, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Commencing at Point K, being the intersection of the easterly line of former Delta Street and the southerly line of Canal Street, and also being the northeast corner of Square RS, measure thence along the southerly line of Canal Street North 52 degrees 44 minutes 02 seconds West, a distance of 87.04 feet to the Point of Beginning. From the Point of Beginning, measure thence along the southerly line of Canal Street North 52 degrees 44 minutes 02 seconds West, a distance of 129.11 feet to the westerly line of the former I-310 Tunnel; thence along said line along a curve to the right having a radius of 1689.02 feet, a distance of 78.94 feet to the northerly line of said Tunnel; thence along said line South 85 degrees 05 minutes 17 seconds East, a distance of 104 feet to the easterly line of the former I-310 Tunnel; thence along said line along a curve to the left having a radius of 1585.02 feet, a distance of 148.4 feet to the Point of beginning, and containing 11,774 square feet, as shown on a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182.3.

Poydras Street portion:

THAT PORTION OF POYDRAS STREET which lies between two horizontal planes, the lower plane lying and being at an elevation of -5 feet Cairo Datum and the upper plane lying and being at an elevation 30 feet Cairo Datum (approximate street grade), both as referenced to United States Coast and Geodetic Survey Benchmark B-96 1991. NGS Published Value having an elevation of 28.72 feet Cairo Datum, which property forms a portion of the Poydras Street right of way, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Commencing as Point B, being the intersection of the northerly line of Poydras Street and the easterly line of S. Peters Street and also being the southwest corner of Square RS, measure thence along the northerly line of Poydras Street South 76 degrees 14 minutes 20 seconds East, a distance of
361.51 feet to the Point of Beginning.

From the Point of Beginning, measure thence along the northerly line of Poydras Street, South 76 degrees 14 minutes 24 seconds East, a distance of
108.29 feet to the easterly line of the former I-310 Tunnel; thence along said line South 2 degrees 24 minutes 52 seconds East, a distance of 31.08 feet to the southerly line of said Tunnel; thence along said line South 87 degrees 35 minutes 08 seconds West a distance of 104 feet to the westerly line of the former I-310 Tunnel; thence along said line North 2 degrees 24 minutes 52 seconds West, a distance of 61.24 feet to the Point of Beginning, and containing 4,801 square feet, as shown on a survey plot by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3.

                           LAFAYETTE SUBSURFACE AREA

THAT PORTION OF LAFAYETTE STREET which lies between two horizontal planes, the lower plane lying and being at an elevation of -205 feet Cairo Datum (approximately bottom of pile tip) and the upper plane lying and being at an elevation of 30 feet Cairo Datum (approximately street grade), both as referenced to United States Coast and Geodetic Survey Benchmark B-96 1991.
NGS Published Value, having an elevation of 28.72 feet Cairo Datum, which property forms a portion of the Lafayette Street right of way, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Begin at the southwest corner of Square 4 being the northeast intersection of Lafayette and Fulton Streets, thence along the lower line of Lafayette Street South 75 degrees 59 minutes 17 seconds East, a distance of 117 feet 9 inches 5 eighths to a point on the westerly line of Convention Center Boulevard (former South Front Street) which lies 2 inches 1 eighth from the southeast corner of Square 4; thence along the westerly line of Convention Center Boulevard, South 2 degrees 19 minutes 52 seconds East, a distance of 46 feet 10 inches 6 eighths to the upper line of Lafayette Street and Northeast corner of Square 5; thence along the upper line of Lafayette Street North 75 degrees 59 minutes 17 seconds West, a distance of 118 feet 1 inch 1 eighth to the easterly line of Fulton Street; thence along the easterly line of Fulton Street North 2 degrees 0 minutes 19 seconds West, a distance of 46 feet 9 inches 7 eighths to the Point of Beginning, and containing 5,308 square feet all in accord with a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998; Drawing No. T-182-3.

                    POYDRAS STREET SUPPORT FACILITY PREMISES

SQUARE 16. LOT F:

A CERTAIN LOT OF GROUND, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes and advantages thereunto belong or in anywise appertaining situated in the First District of the City of New Orleans, Orleans Parish, Louisiana, in Square 16, bounded by Poydras, Fulton, South Peters and Lafayette Streets, which said lot is designated as lot F on a plan of resubdivision by Stephen L. Gremillion of Engineering Technology, Inc., dated June 28, 1982 approved by the City Planning Commission under Subdivision Docket No. 96/82, registered as a Declaration of Title Change under Entry No. 466470 in Conveyance Office Book 731, folio 237, records of Orleans Parish, and according to the survey by John J. Avery, Jr., L.S., dated August 24, 1990, and according to survey by Gandolfo, Kuhn & Associates, Drawing No. I-132-3, dated October 20, 1998, said Lot F is more fully described and measures as follows:

Beginning at the intersection of the southerly line of Poydras Street with the westerly line of Fulton Street; thence along said line of Fulton Street, South 2 degrees 0 minutes 19 seconds East, 92 feet 5 inches 4 eighths to the southerly line of Lot F; thence along said line, North 76 degrees 7 minutes 30 seconds West, 46 feet 6 inches 5 eighths to the westerly line of Lot F; thence along said line, North 1 degree 50 minutes 45 seconds West, 92 feet 3 inches 4 eights to the southerly line of Poydras Street, thence along said line South 76 degrees 14 minutes 24 seconds East, 46 feet 3 inches 0 eighths to the westerly line of Fulton Street and the Point of Beginning and containing 4,125 square feet.

SQUARE 4. LOT 1:

A CERTAIN PARCEL OF LAND, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes and advantages thereunto belong or in anywise appertaining, situated in the First District of the City of New Orleans, in Square 4, Orleans Parish, Louisiana, bounded by Convention Center Boulevard (formerly South Front Street), Lafayette, Fulton and Poydras Streets, which said parcel is designated as Lot 1 and is the only lot of and comprises the whole of said Square 4, on plan of resubdivision of Stephen L. Gremillion of Engineering Technology, Inc., dated June 28, 1982, approved by the City Planning Commission under Subdivision Docket no. 96/82, registered as a Declaration of Title Change under Entry No. 466470 in Conveyance Office Book 781, folio 237, records of Orleans parish, and according to a survey by John J. Avery, Jr., L.S., dated August 24, 1990, and according to survey plat by Grandolfo, Kuhn & Associates, Drawing No. T-182-3, dated October 20, 1998, said Lot I is described as follows:

Beginning at the intersection of the upper line of Poydras Street with the westerly line of Convention Center Boulevard; thence along said line of Convention Center Boulevard, South 2 degrees 23 minutes 18 seconds East 371 feet 1 inch 0 1/2 eighths to the lower line of Lafayette Street; thence along said line. North 75 degrees 59 minutes 17 seconds West 117 feet 7 inches 5 eighths to the East line of Fulton Street, thence along said line North 2 degrees 0 minutes 19 seconds West, 369 feet 10 inches 1 eighth to the upper line of Poydras Street, thence along said line, South 76 degrees 14 minutes 24 seconds East 114 feet 10 inches 6 eighths to the westerly line of Convention Center Boulevard and the Point of Beginning and containing 41,385 square feet.

SQUARE 5. LOT G:

A CERTAIN LOT OF GROUND, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes and advantages thereunto belong or in anywise appertaining, situated in the First Municipal District, City of New Orleans in Square 5, Orleans Parish, Louisiana, bounded by Convention Center Boulevard, Girod, Fulton, and Lafayette Streets, designated as Lot G on a survey plat by the office of Gandolfo, Kuhn and Associates dated October 20, 1998, Drawing No. T-182-3 and is more particularly described as follows:

Beginning at the southeast corner of Square 5 being the intersection of westerly line of Convention Center Blvd. with the northerly line of Girod St; thence along the northerly line of Girod St. North 76 degrees, 00 minutes, 54 seconds West, 120 feet 2 inches 6 eighths to the easterly line of Fulton St; thence along said easterly line; North 02 degrees 00 minutes 19 seconds West 363 feet, 6 inches, 2 eighths to the southerly line of Lafayette St; thence along said southerly line South 75 degrees 59 minutes 17 seconds East, 118 feet, 1 inch, 1 eighth to the westerly line of Convention Center Blvd.; thence along said line, South 02 degrees 19 minutes 52 seconds East, 364 feet, 0 inches, 6 eighths to the northerly line of Girod St. at the point of beginning and containing 41,630 square feet.

                             POYDRAS TUNNEL AREA

THAT PORTION OF POYDRAS STREET which lies between two horizontal planes, the lower plane lying and being at an elevation of -205 feet Cairo Datum (approximate bottom of pile tip), and the upper plane lying and being at an elevation of 30 feet Cairo Datum (approximate street grade), both as referenced to United States Coast and Geodetic Survey Benchmark B-96 1991, NGS Published Value, having an elevation of 28.72 feet Cairo Datum, which property forms a portion of the Poydras Street right of way, First Municipal District, City of new Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Beginning at the northeast corner of Square 4, being the intersection of the west line of Convention Center Boulevard with the south line of Poydras Street, 134 feet wide; thence go along the North line of Square 4, North 76 degrees 14 minutes 24 seconds West, 114 feet 10 inches 6 eighths to the Northwest corner of Square 4, and the East line of Fulton Street thence along the projection of said line, North 2 degrees 0 minutes 19 seconds West, 139 feet 4 inches 1 eighth to the North line of Poydras Street, thence along said line South 76 degrees 14 minutes 24 seconds East, 180 feet to a point; thence go South 25 degrees 14 minutes 37 seconds West, 136 feet 10 inches 1 eighth to the point of beginning and containing 19,772 square feet, all as shown on a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3.

                           PEDESTRIAN BRIDGE AREAS


A.   Fulton Street Air Rights Area:

THAT PORTION OF FULTON STREET (60 feet wide) which lies above the horizontal plane which is at an elevation of 40 feet Cairo Datum (approximately 10 feet above street grade) as referenced to United States Coast and Geodetic Survey Benchmark B-96 1991, NGS Published Value having an elevation of 28.72 feet Cairo Datum, which property forms a portion of the Fulton Street right of way, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Begin at the northeast corner of Square 16 being the point of intersection of the westerly line of Fulton Street with the upper line of Poydras Street, thence along the upper line of Poydras Street South 76 degrees 14 minutes 24 seconds East, a distance of 62 feet 4 inches 1 eighth to the easterly line of Fulton Street; thence along the easterly line of Fulton Street South 2 degrees 0 minutes 19 seconds East, a distance of 207 feet 8 inches 5 eighths to a point; thence North 75 degrees 59 minutes 17 seconds West, a distance of 62 feet 5 inches to the westerly line of Fulton Street; thence along the westerly line of Fulton Street North 2 degrees 0 minutes 19 seconds West, a distance of 207 feet 5 inches 1 eighth to the Point of Beginning and containing 12,455 square feet, all in accord with a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3.

B.   Lafayette Street Air Rights Area:

THAT PORTION OF LAFAYETTE STREET (45 feet wide) which lies above the horizontal plane which is at an elevation of 40 feet Cairo Datum (approximately 10 feet above street grade) as referenced to United States Coast and Geodetic Survey Benchmark B-96 1991, NGS Published Value, having an elevation of 28.72 feet Cairo Datum, which property forms a portion of the Lafayette Street right of way, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Begin at the southwest corner of Square 4 being the northeast intersection of Lafayette and Fulton Streets, thence along the lower line of Lafayette Street South 75 degrees 59 minutes 17 seconds East, a distance of 117 feet 9 inches 5 eighths to a point on the westerly line of Convention Center Boulevard (former South Front Street) which lies 2 inches 1 eighth from the southeast corner of Square 4; thence along the westerly line of Convention Center Boulevard South 2 degrees 19 minutes 52 seconds East, a distance of 46 feet 10 inches 6 eighths to the upper line of Lafayette Street and the Northeast corner of Square 5; thence along the upper line of Lafayette Street North 75 degrees 59 minutes 17 seconds West, a distance of 118 feet 1 inch 1 eighth to the easterly line of Fulton Street; thence along the easterly line of Fulton Street North 2 degrees 0 minutes 19 seconds West, a distance of 46 feet 9 inches 7 eighths to the Point of Beginning and containing 5,308 square feet, all in accord with a survey plat by Gandolfo, Kuhn and Associates dated October 20, 1998. Drawing No T-182-3.

C. Poydras Street Air Rights Area:

THAT PORTION OF POYDRAS STREET which lies above the horizontal plane which is at an elevation of 40 feet Cairo Datum (approximately 10' above street grade) as referenced to United States Coast and Geodetic Survey Benchmark B-96 1991, NGS Published Value, having an elevation of 28.72 feet Cairo Datum, which property forms a portion of the Poydras Street right of way, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, the horizontal boundaries of which are more fully described as follows:

Beginning at the northeast corner of Square 4, being the intersection of the west line of Convention Center boulevard with the south line of Poydras Street, 134 feet wide; thence go along the North line of Square 4, North 76 degrees 14 minutes 24 seconds West, 114 feet 10 inches 6 eighths to the Northwest corner of Square 4, and the East line of Fulton Street; thence along the projection of said line, North 2 degrees 0 minutes 19 seconds West, 139 feet 4 inches 1 eighth to the North line of Poydras Street; thence along said line South 76 degrees 14 minutes 24 seconds East, 180 feet to a point; thence go South 25 degrees 14 minutes 37 seconds West, 136 feet 10 inches 1 eighth to the point of beginning and containing 19,772 square feet, all as shown on a survey plat by Gandolfo, Kuhn & Associates dated October 20, 1998. Drawing No T-182-3.

                               ENCROACHMENT AREA


A. Those sidewalks and rights of way adjacent to and portions of Poydras Street, Convention Center Boulevard, Lafayette Street, and Fulton Street located within ten (10) feet from the lot lines of Square 4, First Municipal District, City of New Orleans, Orleans Parish, Louisiana upon which foundations, canopies, roof overhangs, columns, decorative paving, fountains, landscaping, streetscaping, lighting, directional signage, underground utilities and other encroachments are or will be constructed in connection with the Improvements located or to be located upon said Square 4. Reference is made to a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3.

B. Those sidewalks and right of ways adjacent to and portions of Lafayette Street, Fulton Street, Convention Center Boulevard and Girod Street located within ten (10) feet from the lot lines of Square 5, First Municipal District, City of New Orleans, Orleans Parish, Louisiana upon which foundations, canopies, roof overhangs, columns, decorative paving, fountains, landscaping, streetscaping, lighting, directional signage, underground utilities and other encroachments are or will be constructed in connection with the Improvements located or to be located upon said Square 5. Reference is made to a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3.

C. Those sidewalks and right of ways adjacent to and portions of Poydras Street, Convention Center Boulevard, South Peters Street, and Canal Street located within fifteen (15) feet from the lot lines of Square RS, First Municipal District, City of New Orleans, Orleans Parish, Louisiana, upon which foundations, canopies, roof overhangs, columns, decorative paving, fountains, landscaping, streetscaping, lighting, directional signage, underground utilities and other encroachments are or will be constructed with the Improvements located or to be located upon said Square RS. Reference is made to a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-3.

                                   Exhibit "2"

              EMPLOYEE AND BUS PARKING SUPPORT FACILITY PREMISES

Tract 1:

THREE CERTAIN LOTS OF GROUND, situated in the Second Municipal District of the City of New Orleans, Parish of Orleans, State of Louisiana, designated as Lot N.O.T.C.-1. situated in Square 119-A. Lot N.O.T.C.-2, situated in Square 162-A, and Lot N.O.T.C.-3, situated in Square 183-A, shown on a plan of resubdivision per Declaration of Title Change by Subdivision approved October 16, 1978, filed October 25, 1978, in Conveyance Office Book 756, folio 391. According to said resubdivision, said lots are described as follows:

Square 119-A is bounded by St. Louis, Marais, Toulouse and Treme Streets, the Orleans-Basin Connection and Basin Street. Lot N.O.T.C.-1 begins at the northwest intersection of Basin and St. Louis Streets; thence along the northerly edge of St. Louis Street North 53 degrees 8 minutes West, 651.84 feet to Marais Street thence along the easterly edge of Marais Street, North 37 degrees 13 minutes 40 seconds East 319.48 feet to Toulouse Street; thence along the southerly edge of Toulouse Street South 53 degrees 3 minutes 55 seconds East 310.02 feet to Treme Street; thence along the easterly edge of Treme Street North 37 degrees 14 minutes East, 162.41 feet to the Orleans-Basin Connection; thence along the southerly and westerly edges of the Orleans-Basin Connection and Basin Street the following courses and distances:

South 36 degrees 46 minutes 20 seconds East, 143.09 feet; thence along the arc of a curve to the right having a radius of 282 feet an are length of
364.25 feet; thence South 37 degrees 14 minutes West, 168.82 feet, back to the point beginning of Lot N.O.T.C.-1.

Square 162-A is bounded by St. Louis, North Villere, Marais, Toulouse and Treme Streets, Lafitte Avenue and the Orleans-Basin Connection. Lot N.O.T.C.-2 begins at the northwest intersection of St. Louis and Marais Street; thence along the northerly edge of St. Louis Street North 53 degrees 8 minutes West,
256.45 feet to North Villere Street; thence along the easterly edge of North Villere Street North 37 degrees 13 minutes 30 seconds East, 265.77 feet to the southerly boundary of Lot C.N.O.-1; thence along the southerly boundary of Lot C.N.O.-1 South 52 degrees 46 minutes 20 seconds East, 256.46 feet to Marais Street; thence along the western edge of Marais Street South 37 degrees 13 minutes 40 seconds West, 264.16 feet, back to the point of beginning of Lot N.O.T.C.-2.

Square 183-A is bounded by St. Louis Street, North Claiborne Avenue, Lafitte Avenue and North Villere Street. Lot N.O.T.C.-3 begins at the northwest intersection of St. Louis and North Villere Streets; thence along the northern edge of St. Louis Street North 53 degrees 8 minutes West, 565.94 feet to North Claiborne Avenue; thence along the easterly edge of North Claiborne Avenue North 37 degrees 13 minutes 50 seconds East, 320.58 feet to the southerly edge of Lot C.N.O.-2;

thence along the southerly edge of Lot C.N.O.-2 South 53 degrees 3 minutes 55 seconds East, 565.90 feet to North Village Street; thence along the western edge of North Village Street South 37 degrees 13 minutes 30 seconds West,
319.91 feet, back to the point of beginning of Lot N.O.T.C.-3.

Said tract as above described is reflected on a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-7.

Tract 2:

THAT CERTAIN PIECE OF GROUND, situated in the Second Municipal District of the City of New Orleans, Parish of Orleans, State of Louisiana, comprised of portions of Square 212, 221, and 241, and portions of closed North Derbigny Street and North Roman Street, in the area bounded by North Claiborne Avenue, St. Louis, North Prieur and Lafitte Streets, more fully described as follows:

Begin at the northwest intersection of North Claiborne Avenue and St. Louis Street and go along the northerly edge of St. Louis Street 958 feet 3 inches 6 lines to the North Prieur Street; thence at an interior angle of 90 degrees 2 minutes 20 seconds along the easterly edge of North Prieur Street; a distance of 196 feet 0 inches 5 lines; thence at an interior angle of 94 degrees 44 minutes 10 seconds, a distance of 961 feet 7 inches 1 line, to North Claiborne Avenue; thence at an interior angle of 85 degrees 15 minutes 50 seconds, along the westerly edge of North Claiborne Avenue, a distance of 276 feet 1 inch 2 lines back to the point of beginning.

Said tract as above described are reflected on a survey plat by Gandolfo, Kuhn & Associates, dated October 20, 1998, Drawing No. T-182-6.

                                   Exhibit "3"


                                 Franchise Area


The Franchise Area (the "Franchise Area") is located on a portion of the Canal Street right-of-way adjacent to the Rivergate Convention Center property, generally located between South Peters Street and Convention Center Boulevard and more particularly described as follows:

That portion of the following immovable property which forms a part of the Canal Street right of way, situated in the First Municipal District, City of New Orleans, and more fully described as follows:

Commencing at point A, being the intersection of the easterly or river side line of South Peters Street and the southerly or upper side line of Canal Street having a width of 170.52 feet and also being the northeasterly corner of proposed lot RS, the Point of Beginning. From the Point of Beginning, measure thence along the southerly or upper side line of Canal Street N 52 degrees 44 minutes 02 seconds W, a distance of 113.12 feet to the easterly curb in Tchoupitoulas Street at point L; thence along the projection of said curb and along the curb of the proposed neutral ground N 24 degrees 30 minutes 37 seconds E, a distance of 175 feet to a point on the northerly or lower side line of Canal Street at point M; thence along said line S 52 degrees 44 minutes 02 seconds E, a distance of 827.07 feet to point D; thence measure S 37 degrees 15 minutes 58 seconds W, distance of 170.52 feet to point N on the southerly or upper side line of Canal Street; thence along said line N 52 degrees 44 minutes 02 seconds W, a distance of 675.27 feet to point A and the Point of Beginning, containing 3.1619 Acres, all in accord with a map of Proposed Grand Palais Casino by Gandolfo, Kuhn and Associates, last dated April 7, 1993.

                                   Exhibit "4"

                              Permitted Exceptions

1. Reservation of servitudes in favor of the Sewerage and Water Board of the City of New Orleans (the "Delta Street S&WB Servitude") and in favor of New Orleans Public Service, Inc. (the "Delta Street NOPSI Servitude"), contained in Ordinance No. 15,799 M.C.S. (Calendar No. 18,425) of the City of New Orleans, registered April 27, 1993, under N.A. No. 93-18030, as Conveyance Office Instrument No. 68169, and in Act of Revocation of Dedication by The City of New Orleans dated April 26, 1993, filed April 27, 1993, under Notarial Archives No. 93-18031, as Conveyance Office Instrument No. 68195, as shown on the survey of Gandolfo, Kuhn & Associates, Drawing No. T-182-3, last dated October 20, 1998.

2. Terms and Conditions of General Development Agreement, dated April 27, 1993, filed April 27, 1993, recorded under Notarial Archives No. 93-18037, and Conveyance Instrument No. 86201, as assigned and assumed by Assignment and Assumption of General Development Agreement and of Franchise Agreement, dated March 15, 1994, filed March 16, 1994, as Notarial Archives No. 94-13863, Conveyance Office Instrument No. 83932, and amended March 15, 1994, recorded March 16, 1994, under Notarial Archives No. 94-13889, and Conveyance Office Instrument No. 93843 and as amended and restated by that certain Amended and Restated General Development Agreement dated as of October 30, 1998 by and among Rivergate Development Corporation, Jazz Casino Company, L.L.C. and City of New Orleans.

3. Reservation of a servitude in favor of New Orleans Public Service, Inc., contained in the sale from City of New Orleans to Morgan's Louisiana and Texas' Railroad and Steamship Company, dated February 3, 1932, filed February 6, 1932, in Conveyance Office Book 466, folio 476, as shown on the survey of Gandolfo, Kuhn & Associates, Drawing No. T-182-3, last dated October 20, 1998.

4. Apparent servitudes for 10 inch sewer line, 24 inch drain line and 20 inch water line, in the southeast corner of the land (outside of former Delta Street) as shown on the survey by Gandolfo, Kuhn & Associates, Drawing No. T-182-3, last dated October 20, 1998.

5. Reservation of a sewerage servitude by City of New Orleans for the benefit of the Sewerage and Water Board, contained in the Act of Exchange and Agreement between the City of New Orleans and New Orleans Terminal Company, dated October 16, 1978, filed October 18, 1978, under N.A. No. 306106, in Conveyance Officer Book 758-C, folio 580 as shown on survey T-182-7, last dated October 20, 1998 by Gandolfo, Kuhn & Associates.

6. Rights, reservations and servitudes are contained in the Judgment in favor of the Sewerage and Water Board of the City of New Orleans, rendered in proceedings No. 146-170, CDC, Parish of Orleans, dated September 5, 1924, recorded in Conveyance Office Book 505, folio 406, as shown on survey T-182-7 dated October 20, 1998 by Gandolfo, Kuhn & Associates, Civil Engineers.

7. Driveway encroachment from Parcel 7 onto Basin Street right-of-way, as shown on survey T-182-7, by Gandolfo, Kuhn & Associates, last dated October 20, 1998.

8. Encroachment of adjoining buildings onto Tract 1 of Parcel 3, as shown on survey T-182-3, by Gandolfo, Kuhn & Associates, last dated October 20, 1998.

9. Encroachments as evidenced by the following: concrete, brick pedestrian passageway and brick walk as shown on survey T-182-3 last dated October 20, 1998 by Gandolfo, Kuhn & Associates.

10. Encroachment upon Poydras Street by the granite columns and cornice appurtenant to Tract 1 of Parcel 3, as shown on the plat of survey by Gandolfo, Kuhn & Associates, Drawing No. T-182-3, last dated October 20, 1998.

11. Terms and Conditions of Franchise Agreement by and between the City of New Orleans and Celebration Park Casino, Inc., dated April 17, 1993, filed April 27, 1993, as Notarial Archives No. 18038. Conveyance Office Instrument No. 68202, as assigned and assumed by Assignment and Assumption of General Development Agreement and of Franchise Agreement, dated March 15, 1994, filed March 16, 1994, as Notarial Archives No. 94-13863, Conveyance Office Instrument No. 83932, and as assigned in Assigned, Amended and Restated Franchise Agreement by the City of New Orleans to Harrah's Jazz Company with Grand Palais Casino, Inc., dated March 15, 1994, filed March 16, 1994, under Notarial Archives No. 94-13864, Conveyance Office Instrument No. 83933.

12.  Terms and Conditions of Approved Zoning Plans:

     a. Filed December 29, 1994 as Notarial Archives No. 94-59464, Conveyance Office Instrument No. 98386.

     b. Filed April 21, 1995 as Notarial Archives No. 95-17369, Conveyance Office Instrument No. 103509.

     c. Filed December 29, 1994 as Notarial Archives No. 94-59466, Conveyance Office Instrument No. 98388.

13. Terms and Conditions of the Lease Agreement by and between City of New Orleans, as lessor, and Rivergate Development Corporation, as lessee, dated April 27, 1993 filed April 27, 1993, under Notarial Archives No. 93-18035, as Conveyance Instrument No. 68199, as amended by Amended and Restated Lease Agreement dated March 15, 1994, filed March 16, 1994, under Notarial Archives No. 94-13885, Conveyance Office Instrument No. 83940, as amended.

14. Terms and Conditions of Lease by and between The Alabama Great Southern Railroad Company, as lessor, and Grand Palais Casino, Inc., as lessee, as evidenced by Memorandum of Lease, dated November 19, 1993, filed December 15, 1993, under Notarial Archives No. 93-53509, as Conveyance Office Instrument No. 79741, in Conveyance Office Book 908, folio 101, as assigned by Assignment and Assumption of Lease, dated March 15, 1994, filed March 16, 1994, under Notarial Archives No. 94-13865, as Conveyance Office Instrument No. 83934, as amended by Supplemental Agreement executed August 25, 1994, filed November 9, 1994, under Notarial Archives No. 94-52041, as Conveyance Office Instrument No. 96047.

15. Restrictions affecting the property formerly known as the Carondelet Canal and Walk, as contained in U.S. Statutes at large, 9th Congress, Chapter XXXVI, Vol. 2, page 440, March 3, 1807: "and shall not dispose of, for the purpose of building thereon, any lot within sixty feet of the space reserved for a canal, which shall forever remain open as a public highway."

16. Construction Agreement between Harrah's Jazz Company and Centex Landis Construction Co., Inc., dated October 10, 1994, filed November 16, 1994, as Mortgage Office Instrument No. 292089, under Notarial Archives No. 94-52926, as amended.

17. Construction Agreement between Harrah's Jazz Company and Broadmoor, dated October 10, 1994, filed November 16, 1994, as Mortgage Office Instrument No. 292119, under Notarial Archives No. 94-52928; as amended.

18. Design Agreement between Harrah's Jazz Company and Perez Ernst Farnet/Modus, Inc., dated June 16, 1995, filed November 22, 1995, as Mortgage Office Instrument No. 340292, under Notarial Archives No. 95-51534 and as amended.

19. Notice of Contract between Centex Landis Construction Co., Inc., contractor, and Harrah's Jazz Company, debtor, and Debtor in Possession in the United States Bankruptcy Court for the Eastern District of Louisiana, filed August 19, 1996, as Mortgage Office Instrument No. 378571, under Notarial Archives No. 96-40165.

         THUS DONE AND PASSED, on the day, month and year first written above, in the State and Parish aforesaid, by the undersigned Mortgagor and Mortgagee in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagor and Mortgagee after reading of the whole.

WITNESSES TO ALL SIGNATURES:                   JAZZ CASINO COMPANY, L.L.C., a
                                               Louisiana limited liability
                                               company


/s/ Meredith A. Berlin                        By: /s/ L. Camille Fowler
-----------------------------                     ------------------------------

/s/ R. Marshall Grodner                       Name: L. Camille Fowler
-----------------------------                       ----------------------------

                                               Title:
                                                     ---------------------------



                              /s/ Jorge Jacob Jose
                     ---------------------------------------

                                  NOTARY PUBLIC

                             My commission expires:

         THUS DONE AND PASSED, on the day, month and year first written above, in the State and Parish aforesaid, by the undersigned Mortgagor and Mortgagee in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagor and Mortgagee after reading of the whole.

WITNESSES TO ALL SIGNATURES:



/s/ Marie A. Moore
-----------------------------

/s/ Marion W. Weinstock
-----------------------------


                                            THE BANK OF NEW YORK, not in its
                                            individual capacity, but solely
                                            as Collateral Agent

                                            By: /s/ R. Randall Deen
                                                -----------------------------
                                            Name: /s/ R. Randall Dean
                                                -----------------------------
                                            Title:  Agent
                                                ---------------------------



                              /s/ Daniel E. Davllier
                     ---------------------------------------

                                  NOTARY PUBLIC

                             My commission expires:



                               RECEIPT FOR FILING
                                WILLIAM L. PRATT
                        Custodian of Notarial Records
               for the Parish of Orleans, State of Louisiana
                         ROOM B-4 CIVIL COURTS BUILDING
                     421 LOYOLA AVE., NEW ORLEANS, LA 70112
                              TELEPHONE: 568-8577



Filed by:  Phelps Dunbar, L.L.P.
          ----------------------------------------------------

Notary Public who passed act:
                              --------------------------------

Instrument filed: Act of Mortgage and Collateral Assignment
                  --------------------------------------------

by Jazz Casino Company, L.L.C. to the Bank of New York
--------------------------------------------------------------


--------------------------------------------------------------

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
Registered in                                                   Recorded in the Mortgage Office


Conveyance Office                                  Instrument #  488183
                                                                -----------------------------------------------

Instrument#                                         Book                       , Folio
                                                         ----------------------        ------------------------

Book                   , Folio                          New Orleans, Louisiana
     ------------------        --------------------

New Orleans, Louisiana                                  Date:  10-30-98
                                                              -------------------------------------------------

Date:                                                   Time:  2:02
      ---------------------------------------------           -------------------------------------------------
